Exhibit 1.1

EOG Resources, Inc.

$750,000,000 4.400% Senior Notes due 2031

$250,000,000 5.950% Senior Notes due 2055

Underwriting Agreement

November 19, 2025

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

PNC Capital Markets LLC

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	BofA Securities, Inc. One Bryant Park New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor Pittsburgh, Pennsylvania 15222

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Ladies and Gentlemen:

EOG Resources, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters listed on Annex II hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11), acting severally and not jointly, the aggregate principal amount of (i) 4.400% Senior Notes due 2031 (the “2031 Notes”) and (ii) 5.950% Senior Notes due 2055 (the “2055 Notes” and, together with the 2031 Notes, the “Notes”) having the terms set forth in Annex I hereto, set forth opposite their respective names on Annex II hereto. The Notes are being issued under an indenture, dated as of May 18, 2009 (the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee (the “Trustee”). The Company previously issued, on July 1, 2025, $500,000,000 aggregate principal amount of its 5.950% Senior Notes due 2055 (the “Original 2055 Notes”). The 2055 Notes and the Original 2055 Notes will be treated as a single class of debt securities under the Indenture, and the 2055 Notes will have the same terms as to interest rate, redemption or otherwise as described in the information included on Annex I hereto, as the Original 2055 Notes (other than the issue date and price).

1. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-283988), including a prospectus, relating to the Company’s debt securities, among other securities, and such registration statement became effective upon filing. Such registration statement, as amended to the date of this Agreement, including the exhibits thereto, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including any preliminary prospectus supplement thereto relating to the Notes, filed with the Commission pursuant to Rule 424 under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, and the term “Prospectus” means the prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

For purposes of this Agreement, the “Time of Sale” (the time when sales of the Notes were first made) is 2:50 p.m., New York City time, on the date of this Agreement, and the “Time of Sale Information” is the Company’s Preliminary Prospectus dated November 19, 2025, as supplemented by those Issuer Free Writing Prospectuses, if any, listed on Annex III hereto as constituting part of the Time of Sale Information.

2. The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite such Underwriter’s name on Annex II hereto at a price equal to (i) in the case of the 2031 Notes, 99.341% of the principal amount thereof plus accrued interest, if any, from November 24, 2025 to the Closing Date (as defined below) and (ii) in the case of the 2055 Notes, 101.440% of the principal amount thereof plus accrued interest from, and including, July 1, 2025 to, but excluding, the Closing Date in the amount of $5,908,680.56. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC (the “Representatives”) is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

Payment for and delivery of the Notes will be made at the offices of Bracewell LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002, at 9:00 a.m., New York City time, on November 24, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the Trustee, as custodian for The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto;

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex III hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus (A) as of its issue date and at all subsequent times until the Company gives notice to the Underwriters to the contrary, does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, and (B) complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale did not,

and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus;

(d) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in the general affairs, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus;

(f) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

(g) Each of the Company’s subsidiaries has been duly incorporated or formed and is validly existing under the laws of its jurisdiction of incorporation or formation, with full entity power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; and all the outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

(h) This Agreement has been duly authorized, executed and delivered by the Company;

(i) The Notes have been duly authorized for issuance and sale by the Company and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Notes will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;

(j) The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;

(k) The issuance and delivery of the Notes and the execution and delivery of this Agreement, the consummation of the transactions contemplated by the Indenture or this Agreement and the compliance with the terms of the Indenture, the Notes and this Agreement are within the corporate powers of the Company, and do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation, as amended or restated, or bylaws, as amended, of the Company, (ii) any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is subject, or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, other than in the case of (ii) or (iii) above, any such conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

(l) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus, or that could adversely affect the consummation of the transactions contemplated by this Agreement, the terms of the Notes or the Indenture; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or by others;

(m) The Company and its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental regulatory officials and bodies that are necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such licenses, franchises, permits, authorizations, approvals, orders or concessions as to which the failure to obtain will not have a material adverse effect on the financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole;

(n) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds therefrom will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(o) The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; the supporting schedules, if any, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

(p) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes; and the Company has paid, or will pay, the registration fee for this offering of the Notes pursuant to Rule 457 under the Securities Act and within the time period provided in Rule 456 under the Securities Act;

(q) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(r) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its subsidiaries’ assets that could have a material effect on the financial statements; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls;

(s) The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Notes or (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes (other than as contemplated by this Agreement);

(t) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(v) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security

Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Crimea region of Ukraine and the non-government controlled areas of the Kherson and the Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and

(w) (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; (iii) there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there (1) any such incidents under internal review or (2) any pending investigations relating to the same; and (iv) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in the case of subsections (i), (iii) and (iv) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company.

4. The Company agrees with each Underwriter as follows:

(a) To file the Prospectus in a form approved by the Underwriters with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; to pay the registration fee for this offering of the Notes pursuant to Rule 457 under the Securities Act and within the time period provided in Rule 456 under the Securities Act; and to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex IV hereto) to the extent required by Rule 433 under the Securities Act; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in such quantities as the Representatives may reasonably request;

(b) To cooperate with the Underwriters in qualifying the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;

(c) To deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer;

(d) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and to not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object;

(e) To advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof;

(f) If at any time prior to the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(g) If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(h) During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year;

(i) During the period of five years from the date hereof, to supply or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives and such Underwriters a copy of each annual or other report it shall be required to file with the Commission to the extent such reports are not available on EDGAR;

(j) To make generally available to its security holders and each Underwriter as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; and

(k) Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. The Company covenants and agrees with each Underwriter that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and reserve engineers in connection with the issue of the Notes, the preparation and printing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to each Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the reasonable and documented fees and disbursements of a single counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the cost of qualifying the Notes with The Depository Trust Company; (vii) the cost of furnishing to the Underwriters copies of all reports and information required by Section 4(i) hereof; (viii) all fees and expenses of the Trustee and any agent thereof and any fees and disbursements of counsel therefor in connection with the Indenture and the Notes; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8, Section 10 and Section 11 hereof, each Underwriter will pay all of its own costs and expenses, including transfer taxes, if any, on resale of any of the Notes by it and the fees, disbursements and expenses of the Underwriters’ counsel.

6. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex III or prepared pursuant to Section 3(c) or Section 4(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex IV hereto without the consent of the Company; and

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Bracewell LLP, counsel for the Underwriters, shall have furnished to them such opinion or opinions, dated the Closing Date, with respect to the Company, this Agreement, the Notes and the Indenture, and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters;

(d) Michael P. Donaldson, Executive Vice President and Chief Legal Officer of the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters;

(e) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters letters, dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” as to financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;

(f) (i) Since the date of the Company’s latest audited financial statements incorporated by reference in the Time of Sale Information, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, stockholders’ equity or results of operations of the Company otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes for resale or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Prospectus;

(g) On or after the earlier of the Time of Sale or the date hereof, (i) no downgrading shall have occurred in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company;

(h) On or after the earlier of the Time of Sale or the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any of the Company’s securities by the Commission or the New York Stock Exchange; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States; or (v) an attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of, or materially impairs the ability of the Underwriters to purchase, hold or effect resales of, the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus;

(i) The Company shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as the Underwriters may reasonably request; and

(j) The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

8. (a) The Company will indemnify and hold harmless each Underwriter, each partner, manager, director, principal and officer of each Underwriter, each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each entity that is an affiliate of an Underwriter and that has participated in the distribution of the Notes as an underwriter, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the documented fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Underwriter expressly for use therein.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses but after deducting the total fee or commission received by the Underwriters) received by the Company and the total fee or commission received by the Underwriters bear to the aggregate initial public offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and resold by it were resold to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8(e), each partner, manager, director, principal and officer of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several and not joint.

(f) The Underwriters hereby confirm and the Company acknowledges that the statements made in (i) the fourth paragraph of the text under the caption “Underwriting” in the Prospectus concerning the terms of the offering of the Notes by the Underwriters, (ii) the fourth sentence of the seventh paragraph of the text under the caption “Underwriting” in the Prospectus concerning market making activities and (iii) the ninth paragraph of the text under the caption “Underwriting” in the Prospectus concerning price stabilization and short positions constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any partner, manager, director, principal or officer of an Underwriter or any controlling person of any Underwriter, or the Company or any officer or director of the Company, or any controlling person of the Company, and shall survive delivery of and payment for the Notes.

10. If for any reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to the Underwriters except as provided in Section 5 and Section 8 hereof.

11. If any of the Underwriters shall fail at the Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the “Defaulted Notes”), the remaining Underwriter(s) (the “Non-Defaulting Underwriter(s)”) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase (alone or together with any other underwriters) all, but not less than all, of the Defaulted Notes upon the terms herein set forth. If, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the Non-Defaulting Underwriter(s) shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriter(s), or

(b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, then the Non-Defaulting Underwriter(s) shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

12. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §

252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to them in care of (i) J.P. Morgan Securities LLC at 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile No. (212) 834-6081, (ii) BofA Securities, Inc. at 114 West 47th Street NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, fax: 212-901-7881, (iii) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, (iv) PNC Capital Markets LLC at 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution, Email: capitalmarketsnotices@pnc.com, and (v) Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Company shall be delivered or sent by courier service, mail or facsimile transmission to it at EOG Resources, Inc., 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, Attention: David J. Streit, Vice President and Treasurer, Facsimile No. (713) 651-6980, with a copy to: Michael P. Donaldson, Executive Vice President and Chief Legal Officer, Facsimile No. (713) 651-6987. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Underwriters and, to the extent provided in Section 8 and Section 9 hereof, the officers, directors, partners, managers, principals and affiliates of the Company and the Underwriters and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Time shall be of the essence in this Agreement.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us executed counterparts hereof, and upon the acceptance hereof by the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company in accordance with its terms.

Very truly yours,

EOG RESOURCES, INC.

By:	/s/ David J. Streit
Name: David J. Streit
Title: Vice President and Treasurer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC
BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
PNC CAPITAL MARKETS LLC
WELLS FARGO SECURITIES, LLC

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By:	BOFA SECURITIES, INC.

	By:	/s/ Kevin Wehler
Name: Kevin Wehler
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	PNC CAPITAL MARKETS LLC

	By:	/s/ Valerie Shadeck
Name: Valeri Shadeck
Title: Managing Director

By:	WELLS FARGO SECURITIES, LLC

	By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Each acting severally on behalf of itself and the several Underwriters named in Annex II hereto

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Annex I

Certain Terms of the 2031 Notes:

Title of Notes: 4.400% Senior Notes due 2031

Aggregate Principal Amount of Notes: $750,000,000

Maturity Date: January 15, 2031

Interest Rate: 4.400%

Interest Payment Dates: January 15 and July 15 of each year, commencing January 15, 2026

Optional Redemption: At any time prior to December 15, 2030, make whole call at the greater of (i) 100% or (ii) treasury rate plus 15 basis points. At any time on or after December 15, 2030, par call.

Certain Terms of the 2055 Notes:

Title of Notes: 5.950% Senior Notes due 2055

Aggregate Principal Amount of Notes: $250,000,000

Maturity Date: July 15, 2055

Interest Rate: 5.950%

Interest Payment Dates: January 15 and July 15 of each year, commencing January 15, 2026

Optional Redemption: At any time prior to January 15, 2055, make whole call at the greater of (i) 100% or (ii) treasury rate plus 15 basis points. At any time on or after January 15, 2055, par call.

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Annex II

Underwriter	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2055 Notes to be Purchased
J.P. Morgan Securities LLC	$82,500,000	$27,500,000
BofA Securities, Inc.	82,500,000	27,500,000
Citigroup Global Markets Inc.	82,500,000	27,500,000
PNC Capital Markets LLC	82,500,000	27,500,000
Wells Fargo Securities, LLC	82,500,000	27,500,000
CIBC World Markets Corp.	37,675,000	12,559,000
Goldman Sachs & Co. LLC	37,675,000	12,559,000
RBC Capital Markets, LLC	37,675,000	12,559,000
Scotia Capital (USA) Inc.	37,675,000	12,559,000
Truist Securities, Inc.	37,675,000	12,559,000
U.S. Bancorp Investments, Inc.	37,675,000	12,559,000
Barclays Capital Inc.	27,983,000	9,327,000
Morgan Stanley & Co. LLC	27,983,000	9,327,000
SMBC Nikko Securities America, Inc.	27,983,000	9,327,000
BOK Financial Securities, Inc.	7,500,000	2,500,000
Fifth Third Securities, Inc.	7,500,000	2,500,000
M&T Securities, Inc.	7,500,000	2,500,000
Academy Securities, Inc.	5,001,000	1,665,000

Total	$750,000,000	$250,000,000

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Annex III

FREE WRITING PROSPECTUSES CONSTITUTING

TIME OF SALE INFORMATION

Free Writing Prospectus dated November 19, 2025.

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Annex IV

Filed Pursuant to Rule 433

Registration No. 333-283988

Free Writing Prospectus Dated November 19, 2025

EOG Resources, Inc.

Pricing Term Sheet

$750,000,000 4.400% Senior Notes due 2031 (“2031 Notes”)

$250,000,000 5.950% Senior Notes due 2055 (“2055 Notes”)

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the preliminary prospectus supplement dated November 19, 2025.

Issuer:	EOG Resources, Inc.

Ratings*:	Moody’s: [Intentionally Omitted] S&P: [Intentionally Omitted]

Trade Date:	November 19, 2025

Settlement Date**:	November 24, 2025 (T+3)

	2031 Notes	2055 Notes

Principal Amount:	$750,000,000	$250,000,000 The 2055 Notes will be part of the same series of notes as the $500,000,000 aggregate principal amount of the Issuer’s 5.950% Senior Notes due 2055, originally issued on July 1, 2025.

Maturity Date:	January 15, 2031	July 15, 2055

Coupon:	4.400%	5.950%

Interest Payment Dates:	January 15 and July 15 of each year, commencing January 15, 2026	January 15 and July 15 of each year, commencing January 15, 2026

Benchmark Treasury:	3.625% due October 31, 2030	4.750% due August 15, 2055

Benchmark Treasury Yield:	3.684%	4.734%

Spread to Benchmark Treasury:	+73 basis points	+105 basis points

Yield to Maturity:	4.414%	5.784%

Price to Public:	99.941% of Principal Amount	102.315% of Principal Amount, plus accrued interest from, and including, July 1, 2025 to, but excluding, November 24, 2025, in the amount of $5,908,680.56.

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Optional Redemption:

Make-whole Call:	If before December 15, 2030, treasury rate plus 15 basis points	If before January 15, 2055, treasury rate plus 15 basis points

Par Call:	At any time on or after December 15, 2030	At any time on or after January 15, 2055

CUSIP/ISIN:	26875P BB6 / US26875PBB67	26875P BA8 / US26875PBA84

Joint Book-Running Managers:

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

PNC Capital Markets LLC

Wells Fargo Securities, LLC

CIBC World Markets Corp.

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

Co-Managers:	BOK Financial Securities, Inc. Fifth Third Securities, Inc. M&T Securities, Inc. Academy Securities, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
**

It is expected that delivery of the notes will be made against payment therefor on or about November 24, 2025, which is the third business day following the Trade Date (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before the Settlement Date will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at (212) 834-4533, BofA Securities, Inc. at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, PNC Capital Markets LLC at 1-855-881-0697 or Wells Fargo Securities, LLC at 1-800-645-3751.

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Annex V

LIST OF MAJOR SUBSIDIARIES

None

V-1